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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 23, 2005

                             -----------------------

                         PRG-SCHULTZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

                GEORGIA                                000-28000                             58-2213805
---------------------------------------- -------------------------------------- --------------------------------------
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)

          600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GEORGIA 30339-5949
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 779-3900

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|X|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.  $10 MILLION BRIDGE LOAN AGREEMENTS

On December 23, 2005 PRG-Schultz International, Inc. (the "Company") and certain of its U.S. subsidiaries including PRG-Schultz USA, Inc. (the "Borrower"), entered into a Credit Agreement, Security Agreement and Pledge Agreement with Petrus Securities L.P. and Parkcentral Global Hub Limited (collectively, the "Petrus Entities") and Blum Strategic Partners II GmbH & Co. KG. and Blum Strategic Partners II, L.P. (collectively, the "Blum Entities"). These agreements provide for a term loan to the Borrower in an aggregate principal amount of $10 million that matures on the earlier of the closing of the Company's restructuring of its debt or August 15, 2006 (the "Bridge Loan"). The Company and certain of its U.S. subsidiaries guarantee the repayment of the Bridge Loan and provides collateral to secure such guarantee. The proceeds of the Bridge Loan may be used to finance working capital needs and to pay fees and expenses relating to the Bridge Loan transaction. The Bridge Loan has no scheduled payments, bears interest at 12% per annum, payable monthly and is secured by a lien on all or substantially all of the assets of the Company, the Borrower and certain of their subsidiaries. The Bridge Loan and the liens securing the Bridge Loan are subordinated to the Borrower's indebtedness to Bank of America, N.A.

The Blum Entities are beneficial owners of the Company's common stock and 4 3/4% Convertible Subordinated Notes due 2006 (the "Convertible Notes"), and they have the right to designate a member of the Company's Board of Directors and to have an observer present at all Board meetings. The Petrus Entities are beneficial owners of the Company's common stock and Convertible Notes. The Petrus entities and Blum Capital Partners L.P. serve on the Ad Hoc Committee of holders of the Convertible Notes to facilitate the exchange of securities contemplated by the Restructuring Support Agreement described below.

The lenders under the Bridge Loan are entitled to accelerate the Company's obligations under the Bridge Loan upon the occurrence of certain events of default which are substantially the same as those provided for under the Company's Senior Credit Facility. Such events include (but are not limited to) the following: continued nonpayment for 5 or more business days of principal or interest (or other amounts owing) when due; breach of certain representations and warranties, including representations as to use of the proceeds of the Bridge Loan; failure to observe certain covenants related to the existence and entitlement to do business of the Credit Parties and related to collateral for the Bridge Loan; incurring prohibited indebtedness; failure to deliver certain required periodic reports and certificates; occurrence of certain bankruptcy events; certain defaults under other material contracts, leases, and debt obligations (including an event of default under the Indenture governing the Company's 4 3/4% Convertible Subordinated Notes due 2006 and acceleration of the indebtedness under the Senior Credit Facility); and a change of control (as defined therein or as defined under the Indenture).

2.  AMENDMENT TO FORBEARANCE AGREEMENT AND CREDIT AGREEMENT WITH BANK OF AMERICA

On December 23, 2005, the Company also entered into an Amendment to Forbearance Agreement and Credit Agreement with Bank of America, N.A. (the "Amendment"). The Amendment provides for an extension of the deadline to provide a refinancing commitment to January 31, 2006, the pledge of additional collateral in the form of certain foreign accounts receivable by January 15, 2006 and the extension of the deadline for providing the pledge of certain United Kingdom receivables to January 15, 2006, the incurrence of the indebtedness and the granting of the liens in respect of the Bridge Loan, and certain additional reporting requirements. The Amendment also decreases the capital expenditures limitation to $6 million per year.

Bank of America is the Borrower's senior lender and provides the Borrower a secured line of credit for revolving credit loans up to a maximum amount of $30 million, limited by the Borrower's account receivable balances. The Company guarantees the repayment of the loans and provides collateral to secure such guarantee.

3.  RESTRUCTURING SUPPORT AGREEMENT

On December 23, 2005, the Company entered into a Restructuring Support Agreement (the "RSA") with the five current members of the Ad Hoc Committee of the holders of the Convertible Notes. The five members of the Ad Hoc Committee are Blum Capital Partners L.P., Parkcentral Global Hub Limited, Petrus Securities L.P., Tenor Opportunity Master Fund, Ltd. and Thales Fund Management, LLC (the "Noteholders").



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

The RSA provides that (i) the parties will participate in and support the restructuring transactions described in or contemplated by the Term Sheet which is attached to the RSA as an exhibit (the "Restructuring"), including the exchange offer (the "Exchange Offer"); (ii) the Company intends to commence the exchange offer as soon as practicable; (iii) the parties will not pursue alternative restructuring transactions, except that the Company may terminate the RSA in the event it receives an unsolicited proposal that is superior to the Exchange Offer and repays the Bridge Loan prior to such termination; (iv) the Company's is restricted from selling any of its assets prior to the closing of the Exchange Offer without the prior consent of the Noteholders; (v) the Noteholders are restricted from selling any of their Convertible Notes to entities that are not parties to the RSA.

The Noteholders may terminate the RSA if the Exchange Offer has not been commenced by January 31, 2006 or completed by March 31, 2006. The Noteholders may also terminate the RSA under other circumstances including the Company's failure to repay the Bridge Loan upon the closing of the Exchange Offer or a lender's exercise of its remedies following the occurrence of certain events of default under the Bridge Loan or any events of default under the Company's existing senior secured credit facility. If none of the parties terminates the RSA, it will expire on June 15, 2006.

The RSA incorporates the Term Sheet reflecting the terms of the Restructuring. The Term Sheet provides that in exchange for the Convertible Notes, the Company will offer the following new securities: $50 million of new senior notes, $60 million of new senior convertible notes, and new series A convertible preferred stock having a liquidation preference of $15 million. In 2011 all the new notes will mature and any shares of the preferred stock remaining outstanding will be redeemed by the Company. The material terms of these new securities include:

o The new senior notes will bear interest at 11%, payable semiannually in cash, and are callable at 104% of face in year 1, 102% in year 2, and at par in years 3 through 5.

o The new senior convertible notes will bear interest at 10%, payable semiannually in cash or in kind, at the option of the Company. The new senior convertible notes will be convertible at the option of the holders (and in certain circumstances, at the option of the Company) into shares of new series B preferred stock having a 10% annual dividend and a liquidation preference equal to the principal amount of notes converted. Dividends on the new series B preferred stock may be paid in cash or in kind, at the option of the Company. The new series B preferred stock will be convertible at the option of the holders into shares of common stock at the rate of $0.65 of liquidation preference per share of common stock.

o The new series A preferred stock will have a 9% dividend, payable in cash or in kind, at the option of the Company. The new series A preferred stock will be convertible at the option of the holders into shares of common stock at the rate of $0.28405 of liquidation preference per share of common stock.

o The series A and series B preferred stock will vote with the Company's common stock on most matters requiring shareholder votes. The Company has the right to redeem the new senior convertible notes at par at any time after repayment of the new senior notes. The Company also has the right to redeem the new series A and series B preferred stock at the stated liquidation preference at any time after repayment of the new senior notes and the new senior convertible notes.

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

o Both the new senior notes and the new senior convertible notes will mature on the fifth anniversary of issuance. The new series A and series B preferred stock must be redeemed on the fifth anniversary of issuance.


Immediately after completion of the Restructuring, existing common shareholders will own 54.1% of the equity of the Company. If all the new senior convertible notes converted into series B preferred stock immediately on completion of the Restructuring, existing common shareholders would own approximately 30% of the equity of the Company (exclusive of any dilution for management incentive plans). Including the dilution for the proposed management incentive plan discussed below, the existing common shareholders would own approximately 27% of the Company's equity.

Under the proposed management incentive plan (the "MIP"), the post-restructuring board of directors will allocate to the Company's executives phantom shares representing 10% of the Company's common stock, of which 40% must be allocated to the Company's CEO. The MIP provides that one-third of the phantom shares will vest upon the completion of the Restructuring (the "Effective Date") and the remaining thirds will vest on the first and second anniversaries of the Effective Date, respectively. The shares will vest fully upon the occurrence of a change in control other than the conversion of the new senior convertible notes and new series A and series B preferred stock into common stock. Commencing on the second anniversary of the Effective Date, the shares will be distributed according to the executives' elections, but executives may not elect to receive more than 25% (cumulatively) each year. The value of an executive's MIP award will be distributed in cash only to extent required to satisfy applicable taxes. The balance will be distributed in common stock.

The Exchange Offer is currently scheduled to commence in mid-January 2006 and will be conducted pursuant to an exemption provided by Section 3(a)(9) of the Securities Act of 1933. The Company will seek a 99% minimum acceptance level of the Notes in the Exchange Offer. In addition, as a condition to the Exchange Offer, the Company must refinance its senior secured bank debt and add a second lien facility to increase liquidity. The aggregate amount of first and second lien debt cannot exceed $47.5 million.

Blum Capital Partners L.P. and its affiliates are beneficial owners of the Company's common stock and Convertible Notes, and they have the right to designate a member of the Company's Board of Directors and to have an observer present at all Board meetings. The Petrus Entities are beneficial owners of the Company's common stock and Convertible Notes. The other members of the Ad Hoc Committee own Convertible Notes. Thales Fund Management, LLC also owns common stock of the Company. The members of the Ad Hoc Committee own in the aggregate 52% of the Convertible Notes.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See "$10 Million Bridge Loan Agreements" under Item 1.01 above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See "Restructuring Support Agreement" under Item 1.01 above for a discussion of commitments to purchase Company preferred stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, PRG-Schultz International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PRG-SCHULTZ INTERNATIONAL, INC.



Date:  December 28, 2005                 By:  /s/ C. McKellar, Jr.
                                             -----------------------------------
                                             Clinton McKellar, Jr.
                                             General Counsel and Secretary


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